EXHIBIT 10i

AIRCRAFT TIME SHARING AGREEMENT

This AIRCRAFT TIME SHARING AGREEMENT (the "Agreement") is entered into by and between VERIZON CORPORATE SERVICES GROUP INC., a New York corporation, having an office at One Verizon Way, Basking Ridge, New Jersey 07920 (the "Lessor"), and _______________, an individual with an address at 1095 Avenue of the Americas, New York, New York 10036 (the "Lessee") and shall become effective on and as of the date of execution by the last signing party (the "Effective Date").

RECITALS

WHEREAS, Lessor rightfully possesses and has operational control of the aircraft listed on Schedule A hereto, which Schedule A may be amended from time to time upon notice from Lessor to Lessee (the "Aircraft"); and

WHEREAS, Lessor employs a fully qualified flight crew to operate the Aircraft;

WHEREAS, Lessor and Lessee desire to lease said Aircraft on a non-exclusive time‑sharing basis as defined in Section 91.501(c)(1) of the Federal Aviation Regulations ("FAR") under such terms and conditions that are mutually satisfactory to both parties; and

WHEREAS, the use of the Aircraft will at all times be pursuant to, and in full compliance with, the requirements of FAR Part 91, particularly Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d).

NOW, THEREFORE, the parties agree as follows:

LEASE OF AIRCRAFT

Lessor agrees to lease the Aircraft to Lessee pursuant to the provisions of FAR Sections 91 .501(b)(6), 91 .501(c)(1) and 91.501(d) from time to time on a non-exclusive basis and on an "as needed and as available basis" and to provide a fully-qualified flight crew for all operations pursuant to this Agreement.

TERM

This Agreement shall commence on the Effective Date, and continue until such time as Lessor or Lessee terminates this Agreement. Either party may at any time terminate this Agreement upon thirty (30) days written notice to the other party.

REIMBURSEMENT FOR USE OF AIRCRAFT

For each flight undertaken pursuant to this Agreement, Lessee shall pay Lessor an amount determined by Lessor which shall not exceed the direct operating costs of the Aircraft as authorized by FAR Section 91.501(d). As of the Effective Date, those direct operating costs are limited to the following actual expenses for each use of the Aircraft:

1.fuel, oil, lubricants and other additives;
2.travel expenses of the crew, including food, lodging and ground transportation;
3.hangar and tie down costs away from the Aircraft's base of operation;
4.insurance obtained for the specific flight;
5.landing fees, airport taxes and similar assessments;
6.customs, foreign permit, and similar fees directly related to the flight;
7.in-flight food and beverages;
8.passenger ground transportation;
9.flight planning and weather contract services; and
10.an additional charge equal to one hundred percent (100%) of the expenses listed in item 1) above.

Lessor shall pay all expenses related to the operation of the Aircraft and will provide an invoice and bill to Lessee for the expenses enumerated above within thirty (30) days after the end of the month in which any flight or flights for the account of the Lessee occur for domestic flights and within sixty (60) days after the end of the month in which any flight or flights for the account of the Lessee occur for international flights. Lessee shall pay Lessor for said expenses within fifteen (15) days of receipt of the invoice and bill.

TAXES

In addition to the amounts set forth above, Lessee shall pay to Lessor the amount of the Federal Excise Tax imposed on the amounts paid for taxable transportation of persons (within the meaning of Section 4261 -4263 of the Internal Revenue Code of 1986, as amended, and any applicable successor provision) for flights conducted under this Agreement. Lessor agrees to collect and remit to the appropriate governmental agency for the benefit of Lessee all such federal excise taxes. Amounts due for such taxes shall be included on the monthly invoices and bills submitted to Lessee.

PILOTS

Lessor shall employ, pay for and provide a qualified flight crew for each flight undertaken under this Agreement.

SCHEDULING

Lessee shall provide Lessor with requests for lease of the Aircraft pursuant to this Agreement and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least 24 hours prior to Lessee's desired departure. Requests for flight time shall be in a form, whether oral or written, mutually convenient and agreed to by the parties. Lessee shall provide at least the following information for each proposed flight prior to scheduled departure:

a.proposed departure point;
b.destination;
c.date and time of flight;
d.names of all passengers;
e.nature and extent of luggage;
f.date and time of a return flight, if any; and
g.any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor’s flight crew.

Lessor shall have final authority over the scheduling of the Aircraft; provided, however, that Lessor will use its best efforts to resolve any conflicts in scheduling in a fair and equitable manner. The pilot-in-command of the Aircraft shall have final and complete authority to cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight.

MAINTENANCE

Lessor shall be solely responsible for securing maintenance, preventative maintenance and required or otherwise necessary inspections on the Aircraft. The Aircraft shall be inspected, and maintained in an airworthy condition, in accordance with applicable rules and regulations of 14 C.F.R. Part 91 during the term of this Agreement. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft for Lessee.

OPERATIONAL CONTROL

At any time during which a flight is made by or on behalf of Lessee under this Agreement, Lessor shall have possession, command and control of the Aircraft. Lessor shall have complete and exclusive responsibility for: (i) scheduling, dispatching and flight of the Aircraft on all flights conducted pursuant to this Agreement; (ii) the physical and technical operation of the Aircraft; and (iii) the safe performance of all flights. Lessor shall have operational control of the Aircraft for all purposes of the Federal Aviation Regulations (found at 14 C.F.R., Parts 1-199, as amended from time to time). In accordance with applicable FAR, the qualified flight crew provided by Lessor will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted under this Agreement. The pilot-in-command of each flight shall have the final authority with respect to: (a) the initiation or termination of any flight; (b) selection of the routing of any flight; (c) determination of the load to be carried; and (d) all decisions relating to the safety of any flight. No such action of the pilot-in-command shall create or support any liability to Lessee or any other person for loss, injury, damages or delay. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

NEITHER LESSOR NOR ITS OFFICERS, EMPLOYEES, AFFLIATES OR AGENTS MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES TO BE PERFORMED UNDER THIS AGREEMENT OR WITH RESPECT TO THE AIRCRAFT TO BE USE UNDER THIS AGREEMENT OR ANY ENGINE OR COMPONENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIAL OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, OR AIRWORTHINESS.

LESSOR SHALL NOT BE LIABLE TO LESSEE OR HIS EMPLOYEES, AGENTS, REPRESENTATIVES, GUESTS, OR INVITEES FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS OR REVENUES IN CONNECTION WITH THE FURNISHING OR PERFORMANCE OF THE SERVICES TO BE PERFORMED UNDER THIS AGREEMENT OR USE OF THE AIRCRAFT, IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON ITS PART OR THAT OF ITS OFFICERS, EMPLOYEES, AFFILIATES OR AGENTS. LESSOR SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OCCURING IN THE COURSE OF OR IN CONNECTION WITH THE USE OF THE AIRCRAFT BY LESSEE OR THE PERFORMANCE OF THE SERVICES UNDER THIS AGREEMENT BY LESSOR OR ITS OFFICERS, EMPLOYEES, AFFILIATES OR AGENTS OR FOR ANY LOSS OR DAMAGE WHICH LESSEE MAY SUSTAIN OR SUFFER AS THE RESULT, OR IN THE COURSE OF, THE DISCHARGE BY LESSOR OF ITS DUTIES UNDER THIS AGREEMENT IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON ITS PART OR THAT OF ITS OFFICERS, EMPLOYEES, AFFILIATES OR AGENTS.

INSURANCE

Lessor shall, at its own expense, maintain in effect, during the term of this Agreement, insurance covering the Aircraft with respect to such risks and in such amounts and with such deductibles and other terms as determined by Lessor in its sole discretion. In addition, Lessor shall maintain comprehensive public liability and property damage insurance with respect to such risks and in such amounts and with such deductibles and other terms as determined by Lessor in its sole discretion. Lessor shall not cancel or alter said insurance without at least 30 calendar days' written notice to Lessee. Lessee or Lessee's agents shall not take any action that might invalidate or suspend such insurance. Said insurance shall be primary as to Lessor with Lessee being an additional insured (as evidenced by a certificate of insurance) and shall waive all right of subrogation as to Lessee. Notwithstanding the foregoing, and subject to the limitations of FAR Section 91 .501(d), Lessee shall, at Lessor's request, reimburse Lessor for the cost and expense of any additional insurance obtained for any specific flight.

LESSEE'S USE OF AIRCRAFT

Use of Aircraft by Lessee shall be for Lessee's own account, and by his designated invitees and guests, and shall be subject to the use limitations set forth in FAR Section 91.501. Lessee is hereby expressly prohibited from using the Aircraft for the transportation of passengers or cargo for compensation or hire. Lessee shall not accept any compensation whatsoever for any flight conducted under this Agreement.

In no event shall any passenger on the Aircraft be (x) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control, Department of the Treasury at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx (“OFAC”), and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (y) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) (the “Executive Order”) at http://www.treasury.gov/resource-center/sanctions/programs/documents/terror.pdf, or any other similar lists maintained by any related enabling legislation or any similar executive orders.

Lessee shall not incur any mechanics or other lien in connection with the use, inspection, preventative maintenance, maintenance or storage of the Aircraft, nor shall Lessee attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or create any kind of security interest involving the Aircraft or do anything or take any action that might mature into such a lien.

The Aircraft listed on Schedule A and noted with an asterisk are subject to a lease with a third party ("Owner"). With respect to those Aircraft Lessor and Lessee hereby agree: (A) this Agreement shall be and remain subject and subordinate to the Owner's interest in and with respect to the Aircraft and any collateral associated therewith and the lease documents, (B) this Agreement shall not convey the Aircraft or allow any liens, claims, demands, charges, security interests, leaseholds, international interests and other registrable interests and encumbrances of every nature and description whatsoever, including, without limitation, any rights of third parties and any registrations on the International Registry on, or other property interest in or against the Aircraft (collectively, "Liens") and (C) Lessee shall not permit any disposition of or other Lien against the Aircraft or any change in registration or change in hangaring of the Aircraft,

During the term of this Agreement, Lessee will abide by and conform to all applicable laws, governmental and airport orders, rules and regulations including without limitation the Federal Aviation Regulations and any Special Federal Aviation Regulations (Title 14 C.F.R. Part 1 et seq.), together with all successor regulations thereto.

GENERAL PROVISIONS

A.This Agreement and all the rights of the parties shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.
B.This Agreement supersedes all prior written agreements and understandings between the parties with respect to the subject matter hereof, and no modification or attempted waiver shall be valid unless in writing and signed by both parties.
C.The Aircraft is and at all times shall remain the property of the Lessor, and Lessee shall have no right, title or interest therein or in the proceeds thereof except as expressly permitted under this Agreement.
D.If action is instituted to enforce any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recovery of its reasonable attorney's fees and costs incurred in such action.
E.If any clause or provision in this Agreement shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, such adjudication shall not affect the validity of any other clause or provision, which shall remain in full force and effect.
F.All notices, requests, demands and other communications required or desired to be given under this Agreement shall be in writing and shall be deemed to be given: (i) if personally delivered, upon such delivery; or (ii) if sent by regularly scheduled overnight delivery carrier upon the earlier to occur of actual receipt or the next business day after being sent by such delivery:

If to Lessor:

VERIZON CORPORATE SERVICES GROUP INC.
One Verizon Way
Basking Ridge, New Jersey 07920
Attention: Director – Aviation Services
Telephone:
E-Mail:

If to Lessee:

Telephone:
E-Mail:

G.Notices given by other means shall be deemed to be given only upon actual receipt. Addresses may be changed by written notice given as provided in this Agreement and signed by the party giving the notice.
H.Neither this Agreement nor Lessee's interest herein shall be assignable by Lessee to any other person or entity whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties, their heirs, representatives and successors.
I.The failure of a party to require performance of any provision of this Agreement shall in no way affect that party's right thereafter to enforce such a provision nor shall the waiver by a party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

[Truth-in-Leasing Statement and Signature Pages Follow]

TRUTH IN LEASING STATEMENT

THE AIRCRAFT HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT (OR PORTION THEREOF SINCE THE AIRCRAFT RECEIVED ITS FAA AIRWORTHINESS CERTIFICATE). THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEEMENT.
DURING THE DURATION OF THIS AGREEMENT, VERIZON CORPORATE SERVICES GROUP INC., A NEW YORK CORPORATION HAVING AN OFFICE AT ONE VERIZON WAY, BASKING RIDGE, NEW JERSEY 07920, SHALL BE CONSIDERED TO BE, AND SHALL IN FACT BE THE RESPONSIBLE PARTY FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED THERETO ARE INCORPORATED HEREIN BY REFERENCE.

THE UNDERSIGNED HEREBY CERTIFIES THAT VERIZON CORPORATE SERVICES GROUP INC. IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

VERIZON CORPORATE SERVICES GROUP INC. (Lessor)

By: __________________________________ _____________________________
Date and time of execution

(Lessee)

By: __________________________________ _____________________________
Individually Date and time of execution

INSTRUCTIONS FOR COMPLIANCE WITH
TRUTH IN LEASING REQUIREMENTS

1.Mail a copy of this Agreement to the following address via certified mail, return receipt requested, immediately upon execution of the Agreement. (14 C.F.R. § 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
POB 25724
Oklahoma City, Oklahoma 73125

2. Telephone or send a facsimile message to the nearest Flight Standards District Office at least forty-eight hours prior to first flight under this Agreement and inform them of the following:

a.location of the airport of departure;
b.departure time; and
c.registration number of the aircraft involved.

3. Carry a copy of this Agreement in the Aircraft at all times.

SCHEDULE A

Operator	Manufacturer/Model	Serial No.	Registration No.

Asterisk (*) denotes Aircraft owned by third parties and leased to Lessor